
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus V
Financial Statements for the year ended December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                         552,221
<SECURITIES>                                         0
<RECEIVABLES>                                   39,568<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               936,597
<PP&E>                                      31,255,995<F2>
<DEPRECIATION>                            (20,429,613)<F3>
<TOTAL-ASSETS>                              12,354,768
<CURRENT-LIABILITIES>                          683,413
<BONDS>                                     19,126,371<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (7,455,016)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                12,354,768
<SALES>                                              0
<TOTAL-REVENUES>                             7,280,181<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,601,012<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,702,393
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (23,224)<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "Prepaid Expenses and Other Assets" on the
Balance Sheet.
<F2>Includes apartment complexes of $30,736,411 and deferred expenses of $519,584.
<F3>Includes depreciation of $20,216,642 and amortization of deferred expenses of
$212,971.
<F4>Represents mortgage note payable.
<F5>Represents total deficit of the General Partners ($328,498) and the Limited
Partners ($7,126,518).
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $3,080,142, real estate taxes of $539,978 anf depreciation and amortization of $1,980,892.
<F8>Net Loss allocated ($232) to the General Partners and ($22,992) to Limited
Partners.  Net Loss of ($.92) per unit on 25,000 units outstanding.

